UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2010
Date of Report (Date of earliest event reported)

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 402, 1008 Homer Street, Vancouver, B.C., Canada	V6B 2X1
(Address of principal executive offices)	(Zip Code)

(604) 683-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

During 2004, we entered into collaboration with the Government of Canada's National Research Council (the "NRC") to commercialize a patentable process for extracting and cleaning hemp fiber and converting it into a proprietary fiber called "CRAILAR".

On May 7, 2004, we entered into a three-year collaboration agreement (the "Collaboration Agreement") with the NRC. Pursuant to the Collaboration Agreement we developed the CRAILAR patentable enzymatic process for extracting and cleaning hemp fiber and converting it into a proprietary fiber called "CRAILAR". In accordance with the Collaboration Agreement, (i) NRC provided certain expertise and know-how for the process and engineering of enzymes beneficial to the textile industry; (ii) NRC contributed to the project work a value of approximately CAD $671,498; and (iii) we contributed research and development to the project valued at approximately CAD $553,500. All amounts payable pursuant to the terms of the Collaboration Agreement have been paid.

On approximately December 7, 2007, we, acting through our wholly-owned subsidiary CRAILAR Fiber Technologies, Inc. ("Crailar"), entered into a three-year renewal (the "Renewed Collaboration Agreement") with the NRC of the terms and provisions of the Collaboration Agreement, involving the continued scientific research and development of the advanced enzyme technology for the extraction and cleaning of industrial hemp fibre for the textile sector (the "Project"). The Project commenced approximately May 10, 2007, and the Renewed Collaboration Agreement will expire on May 9, 2010. The Renewed Collaboration Agreement provides that: (i) NRC shall provide to the Project certain expertise and know-how for the process and engineering of enzymes beneficial to the textile industry; (ii) Crailar shall contribute to the Project work valued at approximately CAD $2,300,000; (iii) NRC shall contribute research and development to the Project valued at approximately CAD $893,033; and (iv) Crailar shall pay to NRC an aggregate of $366,000 over the three-year term.

In recognition of the pending completion of the research phase for the enzyme processing of hemp fibres under the Renewed Collaboration Agreement, our Company (acting through Crailar) and the NRC sought to refocus their research efforts towards the development of cellulose technology for the production of lignocellulostic ethanol. Accordingly, on approximately February 19, 2010, pursuant to the terms of an amending agreement between our Company, acting through Crailar, and the NRC (the "Modified Collaboration Agreement"), the parties agreed to modify the terms of the Renewed Collaboration Agreement as follows: (i) the estimated total cost of the Project is amended to $6,771,358, representing the $3,559,033 cost of the Renewed Collaboration Agreement plus $3,210,325 for the new work contained in the Modified Collaboration Agreement; (ii) the amount that our Company, acting through Crailar, will pay to NRC in cash is amended to $629,260, $366,000 of which is the contribution owing under the Renewed Collaboration Agreement, plus $263,260 for new work contributions under the Modified Collaboration Agreement; (iii) the estimated amount that our Company, acting through Crailar, will contribute to the Project is amended to $3,650,000, which is the $2,300,000 owed under the Renewed Collaboration Agreement plus $1,350,000 for new work contributions under the Modified Collaboration Agreement; (iv) the estimated amount that the NRC will contribute to the Project is amended to be $2,409,098, which is the $893,033 from the Renewed Collaboration Agreement plus $1,597,065 for new work contributions under the Modified Collaboration Agreement; and (v) the expiration date of the Collaboration Agreement shall be May 9, 2012. With respect to all other terms, the parties confirmed the terms of the Renewed Collaboration Agreement.

Item 9.01        Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d)  Exhibits.
Exhibit	Description
10.1	Collaboration Agreement dated effective May 7, 2004 between Hemptown Clothing, Inc., and the National Research Council of Canada.
10.2	Renewed Collaboration Agreement dated effective December 7, 2007 between Crailar Fiber Technologies, Inc., and the National Research Council of Canada.
10.3	Amendment to the Renewed Collaboration Agreement dated effective February 19, 2010 between Naturally Advanced Technologies, Inc. and the National Research Council of Canada.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATURALLY ADVANCED TECHNOLOGIES INC.
DATE: March 5, 2010	By: /s/ Guy Prevost Guy Prevost Chief Financial Officer and a Director

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